Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,205,070
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,834,840)
Dividend Income	5,076
Interest Income	4,144
ETF Transaction Fees	1,400
Total Income (Loss)	$10,380,850

Expenses
General Partner Management Fees	$203,111
Professional Fees	51,861
Brokerage Commissions	23,343
Directors' Fees and insurance	7,535
SEC & FINRA Registration Expense	22,010
Total Expenses	$307,860
Net Income (Loss)	$10,072,990

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$317,013,516
Additions (100,000 Shares)	1,745,651
Withdrawals (600,000 Shares)	(10,433,265)
Net Income (Loss)	10,072,990

Net Asset Value End of Month	$318,398,892
Net Asset Value Per Share (18,150,000 Shares)	$17.54

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596